                                LICENSE AGREEMENT


                                    BETWEEN


                            THE VONS COMPANIES, INC.


                                     AND


                          SOUTHERN CALIFORNIA BANK





                          DATED FEBRUARY 22, 1996




                                VONS #524
                        2101 WEST IMPERIAL HIGHWAY
                          LA HABRA, CALIFORNIA

                                TABLE OF CONTENTS


RECITALS                                                                    5

AGREEMENTS                                                                  5

DEFINITIONS                                                                 5

DEFINITIONS                                                                 5

GRANT OF LICENSE                                                            6

TERM                                                                        6

USE                                                                         7

LICENSE FEE                                                                 7

EMPLOYEES                                                                   8

IMPROVEMENTS, ADDITIONS AND SIGNS                                           8

APPROVALS                                                                  10

MAINTENANCE AND REPAIR                                                     10

ADVERTISING, PROMOTION AND RELATED ACTIVITIES                              11

INSURANCE AND INDEMNIFICATION                                              12

TAXES                                                                      13

TERMINATION OF AGREEMENT BY VONS                                           14

TERMINATION OF AGREEMENT BY SCB                                            15

SURRENDER OF POSSESSION                                                    16

DAMAGE TO PREMISES                                                         16

CONDEMNATION                                                               16

PEACEFUL POSSESSION                                                        17

ASSIGNMENT                                                                 17

REMODELING OR CLOSURE OF SUPERMARKET.                                      17

SECURITY                                                                   19

CONFIDENTIALITY                                                            19

NO PARTNERSHIP                                                             19

MORTGAGE SUBORDINATION                                                     19

HOLDING OVER                                                               19

DISCLAIMER                                                                 20

LAWS                                                                       20

WAIVER OF SUBROGATION                                                      20

WAIVER OF LIENS                                                            20

ENTIRE AGREEMENT                                                           21

CAPTIONS                                                                   21

LANGUAGE NOT CONSTRUED AGAINST EITHER PARTY                                21

SEVERABILITY                                                               22

GOVERNING LAW                                                              22

BINDING EFFECT                                                             22

NOTICES                                                                    22

ATTORNEY'S FEES; EXPENSES                                                  23

NONWAIVER OF RIGHTS                                                        23

INTEREST ON OVERDUE OBLIGATIONS                                            23

RETAIL CLERKS UNION                                                        23

                               LICENSE AGREEMENT



        THIS LICENSE AGREEMENT (this "AGREEMENT") is made and entered into as of the 22nd day of February, 1996, by and between THE VONS COMPANIES, INC., a Michigan corporation ("VONS") and SOUTHERN CALIFORNIA BANK, a California corporation ("SCB").

                                  RECITALS


        This Agreement is made with reference to the following facts:

        A. SCB operates financial service facilities throughout the State of California. VONS operates a chain of supermarkets throughout California and the State of Nevada.

        B. VONS is the sublessee of certain real property upon which VONS will operate a supermarket facility. SCB desires to occupy and utilize a portion of such supermarket to install, maintain, and operate a financial service facility, and VONS desires to permit such occupancy and use.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, VONS and SCB hereby agree as follows:

                                   AGREEMENTS


1.      DEFINITIONS

        For purposes of this Agreement, the following terms shall have the following meanings:

        (a) "Automated Teller Machine" or "ATM" shall mean an electronic information processing device which accepts or dispenses cash in connection with a credit or deposit account, but shall not include any device used solely to facilitate check guarantees or check authorization, or used in connection with the acceptance or dispensing of cash on a person-to-person basis, such as by a store cashier.

        (b)     "Effective Date" shall mean February 22, 1996.

        (c) "Financial Service Facility" or "FSF" shall mean a banking facility staffed with one (1) or more bank employees whose functions may include, without limitation, opening new deposit accounts insured by the Federal Deposit Insurance Corporation, accepting loan applications and performing customary teller transactions, such as cashing checks and taking deposits. A FSF may or may not be equipped with an ATM, safe deposit boxes, vault, cash dispensers or a night depository. A FSF may also offer such other products or services as may be permitted by applicable law and regulation, including, without limitation, insurance and investment services.

        (d) "License Fee" shall mean the fee set forth in Section 5 hereof with respect to the Basic Term or any of the Renewal Terms, as the case may be.

        (e) "Premises" shall mean that approximately five hundred (500) square foot portion of the Supermarket cross-hatched on Exhibit "A" attached hereto and incorporated herein by this reference.

        (f) "Premises FSF" shall mean the FSF located in the Premises and subject to this Agreement.

        (g) "Property" shall mean that certain real property commonly known as 2101 West Imperial Highway, La Habra, California, as depicted on Exhibit "B" attached hereto and incorporated herein by this reference. VONS subleases the Property pursuant to that certain Sublease dated as of February 22, 1996 (the "Sublease") between Smith's Food & Drug Centers, Inc., as sublessor, and The Vons Companies, Inc., as sublessee, a short form of which as recorded on February 22, 1996 as Document No. 19960084574 in the Official Records of Orange County, California.

        (h) "Supermarket" means the supermarket facility to be operated by VONS on the Property.

2.      GRANT OF LICENSE

        Commencing on the Effective Date, VONS grants to SCB and SCB's employees, customers and invitees, a limited, exclusive and revocable license ("License") to use the Premises in accordance with the terms and conditions set forth herein.

3.      TERM

        (a) BASIC TERM. The "Basic Term" of this Agreement shall commence upon the Effective Date and shall continue for a period of three (3) years immediately following commencement of the Basic Term, subject to
Section 20 below.

        (b) Renewal Options. Unless this Agreement has been sooner terminated pursuant to the terms hereof, SCB shall have the option (each such Option being herein referred to as a "Renewal Option") of extending the Basic Term for three (3) additional periods of five (5) years each (each a "Renewal Term"), by notifying VONS in writing no earlier than one hundred twenty (120) days and no later than sixty (60) days prior to the expiration of the Basic Term or Renewal Term then in effect. Each Renewal Term shall be on the same terms and conditions as set forth herein, except for the License Fee, which shall calculated as set forth in Section 5 hereof.

        (c) Regulatory Compliance. Notwithstanding any other provision of this Agreement, if SCB elects not to extend the term of this Agreement or this Agreement is otherwise terminated for any reason, SCB shall take prompt action to obtain all necessary regulatory approvals for the closure or relocation of the Premises FSF and to proceed to close the Premises FSF and remove its improvements, signs and personal property from the Supermarket. Until all such regulatory approvals are obtained and the Premises FSF is closed, this Agreement shall continue on a month-to-month basis on the same terms and conditions as contained herein and at the License Fee applicable to the period immediately preceding SCB's election not to extend this Agreement or such other termination .

4.      USE

        (a) SCB shall have the right to occupy and use the Premises for the construction, operation, maintenance, repair and servicing of a FSF but for no other use. SCB may provide or promote all financial services which are transacted or conducted by SCB in the operation of any of its other consumer and commercial banking facilities.

        (b) Each party shall conduct its business at the Supermarket in a first-class and proper manner. Each party agrees that it shall not unreasonably block or restrict the aisles or passageways of the other party, nor shall either party interfere with the other party's business. VONS reserves the right to approve any of SCB's merchandising or advertising displays which are placed on the exterior walls of the Premises FSF exclusive of signage permitted in accordance with Section 7(f) hereof, such approval not to be unreasonably withheld or delayed.

        (c) Subject to force majeure (as hereinafter defined) and the other provisions of this Agreement, following the Effective Date, the Premises FSF shall be open for business for a minimum of forty eight (48) hours a week allocated over seven (7) days; provided, however, that (i) the Premises FSF shall not be open less than four (4) hours on any given day;
(ii) the hours of operation for the Premises FSF must be consistent with the operating hours of the Supermarket; and (iii) the hours of operation of active ATMs located in the Premises FSF shall not count toward this requirement. Such minimum hours of operation shall be shortened for any week during which a "Bank Holiday" (as such term is customarily understood in the banking industry) occurs and any week during which the Supermarket is not open for business, and shall be subject to force majeure. If a bank holiday is observed on a Friday or Monday with respect to a holiday occurring on a Saturday or Sunday, such adjustment may, at SCB's discretion, include either or both of such actual holiday and such bank holiday. The operating hours of the Supermarket are currently scheduled to be 6:00 a.m. to midnight, seven
(7) days a week; provided, however, that, subject to Section 20 hereof, such hours of operation are subject to change at any time at VONS' sole discretion, but the Supermarket will nevertheless remain open during any minimum hours required for operation of the Premises FSF by applicable regulatory authority (such hours are currently 10:00 a.m. to 3:00 p.m. on Mondays through Fridays, bank holidays excepted). VONS shall immediately notify SCB of any change in the Supermarket's hours of operation and shall use reasonable efforts to give SCB thirty (30) days' notice prior to changing the hours of operations of the Supermarket. SCB shall not be required to operate the Premises FSF during any hours when the Supermarket is not open for business. Following the Effective Date, VONS and SCB shall implement a mutually agreeable procedure to allow SCB emergency access to the Premises during any hours when the Supermarket is not open for business.

        (d) SCB shall offer services in the Premises FSF generally consistent with the services offered at other SCB full-service branches taking into account limitations in service due to the size of the Premises FSF.

5.      LICENSE FEE

        Commencing on the Effective Date and continuing throughout the term of this Agreement, SCB will pay rent ("License Fee") to VONS on or before the first day of each calendar month. The License Fee for the first year of the Basic Term will be One Thousand Seven Hundred Fifty Dollars ($1,750) per month ($21,000 per year). If the Effective Date is not the first day of a month, the License Fee will be prorated based on the number of days in that month and will be paid on the first day of the following month. If the Agreement ends on the day that is not the last day of the month, License Fee will be prorated based on the number of days in that month.

        The License Fee will be paid to VONS in lawful money of the United States of America at the address stated in Section 37 hereof. VONS, or any successor in interest to VONS, may elect to have the License Fee paid to another payee or mailed to any other address, provided that VONS must give SCB written notice as to the payee and/or address to which the License Fee must be sent.

        Effective upon February 22, 1997, the License Fee shall be adjusted in accordance with the fee structure attached hereto as Schedule "1" ("License Fee Adjustment"). The License Fee Adjustment (which shall determine the License Fee for the remainder of the Basic Term and the Renewal Terms) shall be based upon VONS' average weekly customer count for the Supermarket during the final twelve (12) full weeks of the first year of the Basic Term.

6.      EMPLOYEES

        (a) SCB Shall be solely responsible for the hiring of its personnel and for the staffing of the Premises FSF at all times during the Basic Term and any Renewal Terms under this Agreement. All persons employed by SCB in or about, or in connection with, the operation of the Premises FSF shall be SCB's employees for all purposes under this Agreement. None of SCB's employees shall in any way be deemed to be employees, agents or representatives of VONS.

        (b) VONS shall be solely responsible for the hiring of its personnel and for the staffing of the Supermarket at all times during the Basic Term and any Renewal Terms under this Agreement. All persons employed by VONS in or about, or in connection with, the operation of the Supermarket shall be VONS' employees for all purposes under this Agreement. None of VONS' employees shall in any way be deemed to be employees, agents or representatives of SCB.

        (c) SCB and VONS shall each, at its own cost and expense, maintain workers' compensation coverage, unemployment compensation coverage and other insurance which may be required by law with respect to their
respective employees.   SCB and VONS shall each be solely responsible for the
payment of all salaries, compensation, withholding taxes, health and welfare benefits and other similar charges associated with the employment of their
respective employees.   Should any such assessment be made against either
party with respect to such party's employees, each party expressly agrees to indemnify the other and hold the other harmless from any such assessment or liability. Compensation and benefits payable by SCB and VONS to or on account of their respective employees shall be proved by each party in accordance with such policies and procedures as each party, in its sole discretion, shall adopt, provided that all such compensation and benefits comply with all applicable state and federal laws.

        (d) SCB shall comply with and abide by, and cause its employees to comply with and abide by, all reasonable rules and regulations adopted by VONS regarding safety, security, conduct and customer relations at the Supermarket, provided such rules and regulations are made available in advance to SCB and its employees at least three (3) business days in advance of the effectiveness thereof, and provided VONS' employees are also required to comply with and abide by such rules and regulations.

        (e) SCB's employees, whole working at the Premises FSF, shall be entitled to use all facilities in the Supermarket provided by VONS for the convenience of VONS' employees at the Supermarket including, but not limited to, toilet facilities, lunchrooms and breakrooms.

        (f) SCB's employees shall not park their automobiles in the primary customer parking area as designated by VONS for the Supermarket, but shall park their automobiles only in locations designated by VONS, which locations shall be the same as those designated for parking by VONS' employees.

        (g) SCB's employees and agents and employees of companies which manufacture or service the Premises FSF who are not SCB's employees or agents shall be granted access to the Premises for the purpose of servicing, maintaining and otherwise performing services I connection with the Premises FSF. VONS agrees to cooperate with SCB so that SCB's employees or contractors shall have access to the Premises during periods of time in which the Supermarket may not be open for business.

7.      IMPROVEMENTS, ADDITIONS AND SIGNS

        (a)     Plans and Specifications.  Intentionally omitted.

        (b) Construction. SCB shall not engage in any substantial construction activities for the period from November 1 through January 1 with VONS' prior written consent (except for emergency repairs and required maintenance). Construction shall be completed in accordance with all applicable laws and building codes and shall be completed in a good and workmanlike manner. SCB shall not construct the Premises FSF in such a manner as to affect VONS' "Highly Protected Risk" ("HPR") insurance rating. VONS may, in its reasonable discretion, limit SCB's construction time within the Supermarket so as to minimize any safety hazards to customers and employees and any disruption of VONS' operations in the Supermarket. SCB shall schedule heavy construction prior to noon and light construction between noon and 6:00 p.m. SCB shall indemnify, defend and hold VONS harmless from and against any mechanics' liens and other liens or claims in connection with SCB's alterations and/or improvements.

        (c)     Fixtures, Equipment and Furnishings.   SCB at its sole cost
and expense, shall furnish all fixtures, equipment and furnishings which it deems necessary or desirable for operation of the Premises FSF and shall pay any and all costs of modification of the Premises for the installation of such fixtures, equipment and furnishings. SCB shall not make any modification or attach any substantial fixtures or equipment without VONS' prior written approval, which shall not be unreasonably withheld or delayed. Premises which may be necessary or required by reason of any law, rule, regulation or order promulgated by any governmental authority regulating SCB or the Premises. However, if the scope of said alteration substantially alters the form and/or arrangement of the Premises FSF as provided in the Plans, either VONS or SCB may terminate this Agreements.

        (d)     Site Preparation Costs   SCB previously operated a banking
facility in the Premises during the time the Property was operated as a supermarket by Smith's Food & Drug Centers, Inc. VONS and SCB acknowledge that the Premises FSF has already been constructed in the Premises and is currently being operated by SCB. SCB accepts the Premises FSF in its "as is" condition.

        (e) Construction Insurance. SCB shall obtain or cause its general contractor to obtain, such insurance as will protect SCB and VONS from claims for property damage or personal injury bodily injury, including death which may arise in connection with SCB's construction work. Such insurance shall be obtained from a financially responsible company which is licensed to do business as an insurance company in the State of California and shall name VONS as an additional insured. Such commercial general liability and property insurance shall be for limits of not less than One Million Dollars ($1,000,000) single limit bodily injury and property damage liability. SCB shall furnish VONS with a certificate of insurance evidencing the issuance of the required insurance prior to the commencement of SCB's construction work.

        (f)     Signage.         VONS shall permit SCB to place signs
identifying its operations within the Supermarket in the vicinity of the Premises FSF, such signs being of such dimensions and such locations as shown in the Design Plans and as are consistent with any applicable governmental laws, rules and regulations. Exterior signs shall be subject to the consent of any required parties pursuant to any existing ground leases, reciprocal easements, space leases, covenants, conditions and restrictions or other agreements relating to the Property and shall comply with the requirements of any governmental authority having appropriate jurisdiction. All contractual approvals for such SCB signage shall be obtained by VONS but at no cost to VONS; all permits, variances or similar governmental entitlements necessary to allow SCB's placement of such signs shall be obtained by SCB at its sole cost and expense. All SCB signage will be fabricated, installed and maintained at SCB's sole cost and expense and shall be consistent with current SCB signage standards. Subject to any applicable governmental laws, rules or regulations, SCB may change its signage at any time with VONS' prior written consent, which shall not be unreasonably withheld or delayed; provided however, that SCB shall not need VONS' consent to change signage based upon a change in SCB's name or logo.

8.      APPROVALS

        VONS shall take reasonable steps to obtain the consent, where necessary, of any property manager or other entity, except governmental
entities, required for the operation of the Premises FSF.   SCB shall
procure, where necessary, any and all governmental permits, consents, licenses or other authorizations required for the operation of the Premises FSF at its sole cost and expense. VONS agrees to cooperate with and assist SCB in obtaining approvals and permits in connection with the construction, installation, operation, relocation or discontinuance of the Premises FSF. If the necessary approvals and/or permits to construct, install and operate the Premises FSF are not obtained after reasonable efforts by VONS and/or SCB, either party may terminate this Agreement.

9.      MAINTENANCE AND REPAIR

        (a) Obligations of SCB. SCB shall, at its sole cost and expense, maintain the Premises as follows:

                (i) SCB shall keep and maintain the Premises in good order and repair, including all equipment installed therein and all electrical or other transmission lines used by SCB for computer data processing and transmission;

                (ii) SCB shall pay for telephone, data lines, or related services required for SCB's operations;

                (iii) SCB shall provide all necessary janitorial services for the Premises; and

                (iv) SCB shall maintain any glass windows which are installed by SCB as part of the Premises FSF (excluding exterior glass windows of the Supermarket).

        Notwithstanding the foregoing, SCB shall not be responsible for the maintenance of the Supermarket or the parking or common areas of the shopping center of which the Supermarket is a part.

        (b) Obligations of VONS. VONS shall, at its sole cost and expense, provide the following maintenance and services:

                (i) VONS shall furnish from facilities presently existing at the Supermarket, all lighting, air conditioning, heating, and other utilities for the Premises, excluding telephone lines and services. However, VONS shall not be responsible for any additional electrical, heating, cooling, lighting and/or telephone equipment that may be required by SCB for SCB's operations;

                (ii) If for any reason, not the fault of VONS, such utilities are suspended or discontinued, VONS shall not be liable to SCB for any interruption of its operations by reason of such suspension or discontinuance, but SCB shall be entitled to a proportionate abatement of the License Fee if the utilities servicing the Premises are suspended or discontinued for more than forty-eight (48) hours;

                (iii) VONS shall keep and maintain the Supermarket, including, but not limited to, exterior glass windows, and toilet facilities in good order and repair, including, without limitation, plumbing and electrical equipment (with the exception of computer data processing and transmission lines used by SCB), heating, air conditioning, doors, windows and all other structural portions of the Supermarket (with exception of those structural portions installed or revised by SCB). VONS shall also maintain, or cause to be maintained, the parking and common areas of the shopping center of which the Supermarket is a part;

                (iv) VONS shall maintain the Supermarket free and clear of any sales items, fixtures, barriers, signs or other obstructions that would inhibit the ingress to and egress from the Premises FSF and shall, in all events, keep Supermarket free and clear of all items within a reasonable distance from the service counters in the Premises FSF. VONS shall keep all exterior walls that are used by SCB for merchandising free and clear of all signs and fixtures; and

                (v) Subject to SCB's security requirements as reasonably established, and upon not less than one (1) business day's prior notice (except in the event of an emergency ) VONS and/or its agents shall have the right to enter the Premises at any reasonable hour (or, in an emergency, at any hour), to perform an inspection or accomplish any other lawful purpose.

10.     ADVERTISING, PROMOTION AND RELATED ACTIVITIES

        (a) Both VONS and SCB recognize that it is in their mutual best interest to promote jointly the business of each other at the Supermarket. Each party and its employees agree to cooperate with and promote the goodwill and business of the other party at the Supermarket, including, without limitations, working together in good faith to coordinate joint promotions for the Premises FSF and the Supermarket.

        (b) Both VONS and SCB may, at their own expense, advertise the existence and location of the Premises FSF in such media and in such manner as each deems appropriate. However, the prior approval of each party shall be obtained with regard to any advertisement that is to be transmitted by or appear in any medium that refers to both parties.

        (c) VONS and SCB shall at all times retain prior approval of any marketing or promotional advertisement by the other party which bears the other party's name, logo or trademark or those of any of the other party's fictitious business names.

        (d) SCB and VONS acknowledge and agree that each party's trademarks and tradenames are solely the property of such party, respectively, and that this Agreement does not in any way grant to the other party the right to use same. Full title and all rights with respect to such trademarks and tradenames shall be and remain the property of VONS and SCB, respectively.

        (e) Subject to VONS' approval, which will not be unreasonably withheld or delayed, SCB may advertise or sell products or services outside the Premises FSF within the Supermarket itself. SCB shall be responsible for any clean-up of the Supermarket associated with such sale of products or services. VONS agrees that "silent radio" announcements broadcast in the Supermarket or in-store public address announcements will not promote depository institutions other than SCB.

        (f) SCB personnel may canvass and distribute information regarding SCB's services in the Premises FSF in the aisles of the Supermarket as long as such personnel do not interfere with or otherwise disrupt VONS' customers while such customers are making buying decisions. SCB shall be responsible for any clean-up of the Supermarket associated with such advertising or distribution of literature.

        (g) SCB may promote the Premises FSF in selected SCB statement stuffers or messages sent to certain of SCB's branches as mutually agreeable to VONS and SCB.

        (h) VONS and SCB shall develop and conduct cooperative grand opening promotional activities and offers.

        (i) SCB shall have access to the intercom located in the Supermarket, proved that the use of such intercom shall be coordinated by the store manager and SCB's use of the intercom shall at all times be subject to the prior approval of the store manager, which approval shall not unreasonably withheld. It is the parties' intention that the joint use of this intercom shall be to the benefit of both parties for the purpose of paging and announcing various specials being promoted by either party within the Supermarket.

11.     INSURANCE AND INDEMNIFICATION

        (a) Personal Property Insurance. SCB and VONS shall each carry its own personal property insurance.

        (b) Liability Insurance. SCB shall maintain in full force and effect during the term of this Agreement commercial general liability insurance including broad form blanket contractual coverage against claims for bodily injury, death and/or property damage occurring within or upon the Premises, which insurance shall afford "single occurrence" protection to at least a limit of Two Million Dollars ($2,000,000). Such commercial general liability insurance shall name VONS as an additional insured as respects its interest in the Premises, shall provide that VONS shall receive thirty (30) days' prior written notice of any non-renewal, cancellation or material change in coverage under such policy, and shall state that the insurance coverage provided is primary and non-contributory as regards any other insurance carried by SCB. SCB shall furnish VONS with a certificate of insurance evidencing the coverage required under this paragraph.

        (c) Property Insurance. VONS shall maintain in full force and effect throughout the term of this Agreement all risk property insurance in an amount equal to the full replacement cost of the improvements now or hereafter located upon the Property.

        (d) Self-Insurance. SCB (or VONS) may elect at any time during the term of this Agreement not carry the commercial general liability insurance and all risk property insurance required by this Section 11 and to "self-insure" against such risks provided that (i) SCB (or VONS) has in effect for the benefit of its branches (or stores) a program of "self-insurance" against such risks, (ii) SCB (or VONS) has and maintains a net worth of at least Fifty Million Dollars ($50,000,000), and (iii) the failure to carry such insurance does not violate any law, statute, code, act, ordinance, order, judgment, decree, injunction, rule regulation, permit, license, authorization or other requirement which is issued by any government or governmental agency with jurisdiction over the Premises (or the Property) or which is applicable to SCB (or VONS) in the conduct of its business.

        (e) Compliance with Regulations. SCB and VONS shall each, at its own cost and expense, comply with all reasonable rules and orders of its insurance company or companies related to its respective operations in the Premises FSF and the Supermarket.

        (f) Indemnification. Subject to the provisions of Section 28, VONS and SCB hereby mutually agree to indemnify, defend and hold each other harmless from any and all claims, losses, expenses, actions or causes of action, including, but not limited to, reasonable attorneys' fees in defense thereof, arising from, or in connection with the negligence or willful misconduct of their employees, agents, representatives, contractors or any of them in performance of the terms of this Agreement.

12.     TAXES

        SCB shall be liable for all taxes assessed by any taxing authority (including sales taxes) which are attributable to SCB's operations at the Premises FSF and shall pay all personal property taxes assessed on SCB's fixture, equipment and machinery located in the Supermarket. SCB shall also pay any license or other fee incident to the conduct of its business whether billed directly to SCB or to VONS. In the event that any unapportioned tax assessed against VONS includes SCB property, other than real estate taxes, SCB shall pay such portion of the tax as the value of such SCB property that was included in VONS' assessment at the time of the assessment bears to the total value of the property assessed in the Supermarket.

        Notwithstanding anything to the contrary contained in this Section 12, SCB shall not be liable for any of the following taxes and/or assessments related to VONS' occupancy or use or ownership of the property:

                (a) Personal property, fixture or equipment taxes assessed against VONS property;

                (b)      Franchise Taxes assessed against VONS;

                (c)      Taxes on VONS gross rents or profits;

                (d) Inheritance, state, gift, income, transfer or excess profit taxes assessed against VONS;

                (e)      Sales taxes payable by VONS; and

                (f) Real property taxes and assessments, including, but not limited to, any fees, interest and penalties arising from any such tax or assessment, assessed against all or any portion of the Property and the improvements located thereon, including, but not limited to, any such taxes and assessments attributable to the Premises, the Premises FSF or any portion of either.


                In the event that any unapportioned property tax (other than a real property tax or assessment) is assessed against either party hereto and includes property owned by the other party hereto, VONS and SCB agree to cooperate to have the portion of such tax that relates to property owned by such other party assessed to such other party. If VONS and SCB cannot convince the assessor to so reapportion such tax, the party owing the property so taxed agrees to pay to the party being assessed the portion of such tax relating to such property.

13.     TERMINATION OF AGREEMENT BY VONS

        Notwithstanding any provision of this Agreement (but subject to Sections 3(c) and 27 hereof) or any implied covenant to the contrary, VONS shall have the right to terminate this Agreement upon thirty (30) days' written notice to SCB in the event of any of the following occurrences:

        (a) SCB's failure to make any payment of the License Fee required hereunder when the same is due, and SCB's failure to cure such default within ten (10) days following written notice thereof by VONS to SCB;

        (b) SCB's failure to make any payment required hereunder (other than a payment of the License Fee) when the same is due and SCB's failure to cure such default within thirty (30) days following written notice thereof by VONS to SCB except to the extent that SCB provides VONS with written notice prior to the expiration of said thirty (30) -day period that SCB disputes VONS' calculation or other determination of the amount of any such payment and thereafter proceeds in good faith to promptly resolve said dispute;

        (c) A non-monetary default under this Agreement which is not timely cured by SCB. SCB shall not be in default under this Section 13(c) if SCB cures such non-monetary default within a period of thirty (30) days after receipt of written notice thereof from VONS to SCB. If the default is of such a nature that the same cannot be rectified or cured within said thirty
(30) days period, then such default shall be deemed to be rectified or cured if SCB shall, within the thirty (30) day period, commence to rectify and cure the same and shall thereafter complete such rectification and cure with due diligence;

        (d) SCB's failure, after the Effective Date, to operate the Premises as a FSF for any reason (except during a temporary closure of the Supermarket as set forth in Section 20 (a), hereof), as a result of "force majeure" (as hereinafter defined), or during a strike, boycott, lockout or other labor disturbance which, in SCB's reasonable determination, would endanger SCB's employees or customers for seven (7) consecutive days during VONS' normal operating business hours provided that the Supermarket has been operating for such seven (7) day period;

        (e) SCB's (i) failure to maintain, at a minimum, the following banking services at the FSF: opening new deposit accounts insured by the Federal Deposit Insurance Corporation, accepting loan applications and performing customary teller transactions, such as cashing checks and taking deposits which continues after VONS has give ten (10) days' written notice of such service deficiencies to SCB and SCB has failed to cure same or (ii) SCB's substantial modification of the consumer and commercial banking format of the Premises FSF;

        (f) VONS' closure of the Supermarket (subject to the provisions of Section 20 (c) below:

        (g) Anything in this Agreement to the contrary notwithstanding, in the event that SCB is closed, or taken over by the authority of the United States, or other government supervisory authority, VONS may terminate this Agreement only with the concurrence of such governmental authority or other supervisory authority, and any such authority shall in any event have the election either to continue to terminate this Agreement; provided, however, that in the event this Agreement is terminated in whole or in part, the maximum claim of VONS for damages or indemnity for injury, resulting from the rejection or abandonment of the remaining term of this Agreement shall in no event be in an amount exceeding the License Fee reserved hereunder for the Premises affected, without acceleration, for the year next succeeding the date of re-entry into the Premises by VONS, whichever occurs first, whether before or after the closing of the Premises FSF, plus an amount equal to the unpaid License Fee accrued without acceleration, up to such date; and

        (h)     The termination of VONS' Sublease for the Property.

14.     TERMINATION OF AGREEMENT BY SCB

        Default.         Notwithstanding any provision of this Agreement (but
subject to Sections 3(c) and 27 hereof) or any implied covenant the contrary, SCB shall have the right to terminate this Agreement upon thirty (30) days' written notice to VONS in the event of any of the following occurrences:

        (a) VONS failure to make any payment required hereunder when the same is due, and VONS' failure to cure such default within thirty (30) days following written notice thereof by SCB to VONS except to the extent VONS provides SCB with written notice prior to the expiration of said thirty
(3)-day period that VONS disputes SCB's calculation or other determination of the amount of any such payment and thereafter proceeds in good faith to promptly resolve said dispute;

        (b) A non-monetary default under this Agreement which is not timely cured by VONS. VONS shall not be in default under this Section 14(b) if VONS cures such non-monetary default within a period of thirty (30) days after receipt of written notice thereof from SCB to VONS. If the default is of such a nature that that the same cannot be rectified or cured within said thirty (30)-day period, then such default shall be deemed to be rectified or cured if VONS shall, within the thirty (30)-day period, commence to rectify and cure the same and shall thereafter complete such rectification cure with due diligence; and

        (c) VONS' substantial modification of the retail supermarket format of the Supermarket (i.e., from a retail supermarket to a "warehouse" club format). Notwithstanding the foregoing, VONS shall have the express right to add or remove any departments, features or services as VONS deems desirable in its reasonable business judgment to operate a retail supermarket in the Supermarket.

15.     SURRENDER OF POSSESSION

        (a)     Possession.      Subject to the provisions of Section 3(c)
and Section 27 hereof, upon the effective date of any termination of this Agreement, SCB shall surrender peaceful possession of the Premises to Vons and shall, at its expense, remove any and all alterations, additions or improvements (with exception of major structural modifications made by SCB) which SCB has made to the Premises and restore the Premises to as good a condition as it received same, loss or damage by fire and ordinary wear and tear from reasonable use excepted.

        (b)     Fixtures.        The parties agree that all fixtures,
furnishings, machinery and equipment placed in or on the Premises by or through SCB shall be the property of SCB and shall be removed by SCB at the termination of this Agreement.

16.     DAMAGE TO PREMISES.

        If by fire or other casualty, the Premises and/or the Supermarket are destroyed or damaged to the extent that SCB is deprived of occupancy or use of the same, and if such damage or destruction can be repaired within ninety
(90) days from the date of such damage or destruction, VONS shall promptly restore the Premises and the Supermarket and SCB shall restore the Premises FSF to substantially the same condition as existed before such damage or
destruction.   The License Fee payable by SCB hereunder shall be equitably abated to the extent that SCB is unable to occupy and use the Premises.

        In the event such damage or destruction cannot be repaired within ninety (90) days, VONS shall notify SCB as soon as practicable whether (i) VONS has elected to repair and rebuild the Supermarket as may be permitted pursuant to the terms of the VONS Sublease, or (ii) VONS has elected not to rebuild the Supermarket and to terminate the VONS Sublease. If VONS has elected to rebuild the Supermarket, SCB shall provide VONS with written notice no later than thirty (30) days after receipt of VONS' notice whether or not SCB desires to reopen the Premises FSF in the Supermarket. If SCB desires to reopen the Premises FSF, this Agreement shall continue in effect and the License Fee payable by SCB hereunder shall be equitably abated to the extent that SCB is unable to occupy and use the Premises. If (i) VONS elects not to rebuild the Supermarket or if (ii) SCB elects not to reopen the Premises FSF, this Agreement shall terminate effective as of the date of such damage or destruction.

17.     CONDEMNATION

        All awards made by reason of condemnation shall be made to VONS and SCB shall assign to VONS all of its right, title and interest in and to such award. VONS shall, however, pay to SCB any portion of an award which may be allocable to permanent improvements to the Supermarket made by SCB. Also, if any award includes an amount of compensation for moving fixtures, SCB will be entitled to recover out of the award SCB's actual cost of removing its fixtures. Notwithstanding the foregoing, SCB shall be entitled to any award intended to compensate SCB for expenses of locating and moving SCB's operations to a new space. Nothing contained in this paragraph shall preclude SCB from filing a separate claim against the condemning authority for the undepreciated value of it leasehold improvements and relocation expenses, provided that any award to SCB will not result in a diminution of an award to VONS.

        If the Supermarket, the Premises or any portion thereof is taken or condemned by any competent authority so as to prevent SCB from conducting its operations in substantially the same manner as theretofore conducted, this Agreement shall terminate.

18      PEACEFUL POSSESSION

        So long as SCB performs its obligations under this Agreement, SCB shall have peaceful and uninterrupted possession of the Premises during the term of this Agreement, except by reason of force majeure. The "force majeure" as applied to a party to this Agreement shall mean acts of God, strikes, boycotts, explosions, sabotage, accidents, riots or civil commotion, acts of war, fire or other casualty, or other cause or causes beyond such party's reasonable control.

19.     ASSIGNMENT

        The obligations of, and services to be provided by, each party hereunder are considered to by unique and have been specifically bargained for based upon subjective criteria by each party. Therefore, this Agreement and the rights and obligations set out hereunder shall not be assigned subleased, licensed, or delegated, in whole or in part, by either party without the prior written consent of the other party, which consent shall be in the party's sole and absolute discretion. Notwithstanding the foregoing, either party may, whether by assignment, or transfer by operations of law, transfer its rights, obligations, duties and benefits under this Agreement to a parent, wholly-owned subsidiary of affiliated entity of the transferring party, to a successor by merger or consolidation, or to an entity which acquires substantially all of the assets of the transferring entity in the county in which the Supermarket is located; provided, however, that the transferee agrees in writing, for the benefit of the non-transferring party, to be bound by the duties and obligations of the transferring party under this Agreement.

        In the event VONS sells, leases, subleases, assigns or otherwise transfers it interest in the Supermarket to an entity ("Transferee") other than a parent, subsidiary or affiliated entity of VONS (including, but not limited to, a partnership of which VONS is a majority owner), this Agreement shall terminate upon sixty (60) day's written notice by VONS to SCB, subject to Section 3(c) and Section 27 hereof. Notwithstanding the foregoing, this Agreement shall not terminate in the event of a sale/leaseback transaction with respect to the supermarket, so long as the Supermarket continues to be operated under the "VONS" name.

        Upon notice by VONS of termination pursuant to the foregoing paragraph, subject to Section 3(c) and section 27 hereof, SCB shall vacate the Premises in accordance with the provision of Section 15 of this Agreement, except that the Premises shall be vacated within thirty (30) days of receipt of such notice unless a longer period is required under federal or state law. In addition , all electrical lines shall be capped and labeled and not be visible to the sales area of the Supermarket.

20.     REMODELING OR CLOSURE OF SUPERMARKET.

        (a) Remodel of Supermarket; Relocation of Premises FSF. In the event VONS, in its sole discretion, finds it desirable to remodel or enlarge the Supermarket, the Premises FSF may be moved from the Premises to a
location within the Supermarket mutually satisfactory to SCB and VONS.   If
remodeling occurs during the Basic Term or the first Renewal Term, the relocation of the Premises FSF shall be completed at VONS' cost and expense, which cost and expense shall include, but not limited to, remodeling construction and utility hook-ups. If the remodeling occurs during the second or third Renewal Term, the relocation of the Premises FSF shall be completed at the cost and expense of the party initiating such relocation, which cost and expense shall include, but not be limited to, remodeling, construction and utility hook-ups. VONS shall use its best efforts to avoid relocating the Premises FSF from its initially approved Premises. The various options shall be reviewed by the parties prior to such relocation being undertaken.

        (b) Remodel or Renovation of Supermarket. Except for temporary closures which result from fire or other casualty, VONS shall give SCB at least ninety (90) days' written notice ("remodel Notice") in the event that VONS temporarily closes the Supermarket for remodeling purposes. The Remodel Notice shall describe in reasonable detail the extent of such renovation or remodeling and the estimated time schedule for completion.

        If the Supermarket is temporally closed, VONS shall reimburse SCB for
(i) all reasonable costs incurred by SCB for (1) temporary replacement facilities in the event the Premises FSF will be closed from more than two
(2) days (unless SCB can relocated into a nearby SCB branch facility) and relocation expenses incurred by SCB in connection with temporarily relocating the Premises FSF or (2) construction, and relocation expenses incurred by SCB in temporarily relocating the branch with the Supermarket (if the parties mutually agree to such relocation), as the case may be and (ii) all reasonable costs incurred by SCB for any required notification to customers or governmental authorities with respect to the temporary closure of the Premises FSF.

        If SCB, in its reasonable discretion, believes such renovation work will make it impractical to fully operate the Premises FSF for a period in excess of thirty (30) days (or for an aggregate of fifty (50) days over any three (3)-month period), SCB will have the right to terminate this Agreement and to treat such renovation or remodeling as a "Closure of Supermarket by VONS" in accordance with Section 20(c) below.

        If SCB does not elect to terminate this Agreement as provided in the immediately preceding paragraph, VONS will use it best efforts to perform such renovation or remodeling in accordance with the Remodel Notice and in a manner to minimize the disruption of SCB's operation of the Premises FSF. During any such renovation, the License Fee will be equitably abated to reflect any suspension or disruption of the Premises FSF operation.

        (c)     Closure of Supermarket by VONS.   SCB acknowledges and agrees
that nothing contained in this Agreement shall obligate VONS to continue its retail operation at the Supermarket. If VONS desires to cease its retail operation at the Supermarket, VONS shall provide SCB with ninety (90) days' written notice of its intent to cease operations and the estimated date of closure of the Supermarket ("Notice of Closure"). SCB acknowledges that the Notice of Closure is confidential and proprietary to VONS. Accordingly, except for disclosure required by law (including notices to consumers) and disclosures to key employees of SCB, SCB shall keep the Notice of Closure confidential until it files an application to its regulators for relocation or closure of the Premises FSF. SCB, at a time and in a manner approved by VONS, may notify its employees and the public at large of the contemplated closure of the Supermarket.

        If the Supermarket is closed or is to be relocated in another building in the same trade area, SCB shall have the option of terminating this Agreement or relocating the Premises FSF in the new store under the same terms and conditions as proved under this Agreement at the time of such relocation. If SCB elects to relocate the Premises FSF, such relocation shall be at SCB's cost and expense.

21.     SECURITY

        (a)     SCB shall have the right, and VONS shall have no obligation,
to provide security for the Premises.   SCB shall have the right to have an
unarmed security guard in the Premises FSF at all times. With VONS' prior written consent, which consent shall be unreasonably withheld or delayed, SCB may install such electronic surveillance equipment, security devices, gates and other security equipment within the Premises as SCB deems necessary.

        (b) VONS shall have the right, and SCB shall have no obligation, to provide security for the Supermarket and the rest of the Property excluding the Premises FSF.

        (c) SCB hereby releases VONS from any claims, loss or damage that SCB might sustain by reason of a robbery or attempted robbery of or theft or attempted theft from the Premises FSF or the Supermarket unless perpetrated by an employee or agent of VONS. VONS hereby releases SCB from any claims, loss or damage that VONS might sustain by reason of a robbery or attempted robbery of or theft or attempted theft from the Premises FSF or the Supermarket unless perpetrated by an employee or agent of SCB. VONS and SCB agree that any armored car companies utilized by either VONS or SCB are not agents of VONS or SCB, respectively, for the purpose of the foregoing reciprocal releases.

22.     CONFIDENTIALITY

        Each party acknowledges that in connection with this Agreement or in the performance hereof, it has or will come into possession or knowledge of material and information which is proprietary to the other party. Each party, therefore, agrees to hold such material and information in strictest confidence, not to make use thereof except in the performance of this Agreement, and not to release or disclose it to any other party with the exception of the parties' parent companies, subsidiaries, affiliates, attorneys, auditors and except as may be required by law. The obligations of each party under this Section shall survive the termination of this Agreement.

23.     NO PARTNERSHIP

        This Agreement does not constitute a joint venture partnership or employer-employee relationship between SCB and VONS.

24.     MORTGAGE SUBORDINATION

        Upon written request of VONS, SCB agrees to subordinate its rights under this Agreement to the liens of any mortgages or security agreements that are presently or may hereafter be placed upon the Property and to any and all advances to be made thereunder, and all renewals, replacements and extensions thereof.

25.     HOLDING OVER

        Any holding over after the expiration of the Basic Term or any Renewal Term of this Agreement with VONS consent shall be construed to be an arrangement from month to month on the same terms and conditions, which, subject to Sections 3(c) and 27 hereof, either party may terminate with a thirty (30)-day written notice.

26.     DISCLAIMER

        This Agreement shall not constitute a deed or grant of easement, and shall not be deemed an easement by virtue of any work performed by the parties hereto.

27.     LAWS

        SCB shall comply with all applicable laws, ordinances, regulations and recorded restrictions affecting the use or occupancy of the Premises and in the conduct of its business operations. VONS shall comply with all applicable law, ordinance, regulations and recorded restrictions affecting the use or occupancy of the Property and in the conduct of its business operations.

        VONS recognizes and agrees that all of SCB's covenants and obligations hereunder, including, but not limited to, the establishment, maintenance, closure, relocation and hours of operation of the Premises FSF and any ATM are at all times subject to SCB's obtaining the consent or approval of all state and federal regulatory agencies now or hereafter empowered to regulate SCB and it business operations.

28.     WAIVER OF SUBROGATION

        Both parties wish to eliminate (i) any cause of action which either party may have against the other because of negligence, and the resulting loss to property which is required to be insured in accordance with this Agreement (whether or not self-insured) and (ii) the right of either party to assign any cause of action by way of subrogation, to any insurance company carrying fire and extended coverage polices on their respective properties. Therefore, it is agreed that:

        (a) Notwithstanding any other provision of this Agreement to the contrary (including, without limitation, Section 11(f) hereof), each party expressly waives every claim which arises or may arise in its favor and against the other party during the term of this Agreement for any and all loss of or damage to any of its property located within or upon the Supermarket and/or Premises, which loss or damage is required to be insured in accordance with this Agreement. The waiver contained in this Section 28
(a) shall be effective whether such loss or damage is actually insured or self-insured pursuant to the terms of this Agreement.

        (b) Each party agrees to give to each insurance company which has issued to it policies of fire and extended coverage insurance written notice of the terms of this mutual waiver and to have said insurance polices properly endorsed (if necessary) to prevent the invalidation of said insurance coverage by reason of said waiver (and if requested in writing) to give to the other party a certificate from its insurance company to that effect.

29.     WAIVER OF LIENS

        (a) Waiver of Liens Against Depositor's Property. VONS hereby waives any lien for the payment of rent by SCB or the performance of any other obligation of SCB under this Agreement ("VONS Lien") with respect to any property of any depositors of SCB, any property or contents contained in safe deposit boxes and any cash deposit, securities or security instrument deposited by customers of SCB.

        (b) Waiver of Liens Against SCB's Property. VONS hereby subordinates any VONS Lien in its favor to any perfected security interest or lease in favor of SCB's creditors that secures or evidences financing of any furniture, fixtures or equipment of SCB located from time to time in the Premises, provided that SCB provides VONS with a copy of any such security interest or lease.'

30.     BANKRUPTCY

        The following shall be an Event of Bankruptcy under this Agreement:

        (a) Either party becoming insolvent, as that term is defined in Title 11 of the United States Code, entitled Bankruptcy, 11 U.S.C. Sec. 101 et seq. (the "Bankruptcy Code"), or under the insolvency laws of any State, District, Commonwealth or Territory of the United States ("Insolvency Laws");

        (b) The appointment of a receiver or custodian for a substantial portion of either party's property or assets;

        (c) The filing of a voluntary petition under the provisions of the Bankruptcy Code or Insolvency Law:

        (d) The filing of an involuntary petition against either party as the subject debtor under the Bankruptcy Code or Insolvency Laws, which is either not dismissed within thirty (30) days of filing, or results in the issuance of an order for relief against the debtor, whichever is later; or

        (e) Either party making or consenting to an assignment of the benefit of creditors or common law composition of creditors;

        Upon occurrence of an Event of Bankruptcy, subject to Section 3(c) and 27 hereof, the party not causing the Event of Bankruptcy ("Solvent Party") shall have the right to terminate this Agreement by written notice thereof. If the Solvent Party elects to terminate this Agreement, everything contained in this Agreement to be done and performed by the Solvent Party shall cease without prejudice as of the termination date of this Agreement.

31.     ENTIRE AGREEMENT

        The parties agree that this Agreement and any exhibits attached hereto set forth all the promises, agreements and understandings between them with respect to SCB's right to install, operate and maintain the Premises FSF at the Supermarket. It is further agreed that any amendment or modification to this Agreement shall not be binding unless such amendment or modification is reduced to writing and signed by both parties.

32.     CAPTIONS

        The captions of the several Sections of this Agreement are not part of the context hereof and shall be ignored in construing this Agreement. They are intended only as an aid in locating various provision hereof.

33.     LANGUAGE NOT CONSTRUED AGAINST EITHER PARTY

        The language of all the parts of this Agreement shall be construed simply and according to its fair meaning and shall not be construed either for or against either party.

34.     SEVERABILITY

        Each provision contained in the Agreement shall be independent and severable from all other provisions contained herein, and the invalidity of any such provision shall in no way affect the enforceability of other provisions.

35.     GOVERNING LAW

        This Agreement is deemed to have been executed in the State of California, and it is agreed that any controversy or claim arising from or related in any way to this Agreement shall be governed and controlled by the laws of the State of California.

36.     BINDING EFFECT

        This Agreement shall be binding upon and shall inure to the benefit of VONS and SCB and their respective legal representatives, successors and permanent assigns.

37.     NOTICES

        a) All notices required or permitted hereunder shall be in writing and signed by a duly authorized representative of the party making the same. All notices shall be deemed effective when delivered personally or to Federal Express Corporation or similar overnight delivery service or two
(2) business days following deposit in the United States mail, registered or certified, return receipt requested, postage or overnight delivery charge prepaid, addressed as follows:

                (i)      If to VONS, then to:

                         The Vons Companies, Inc.
                         618 Michillinda Avenue
                         Arcadia, California  91007-1734
                         Attention:   Legal Department


                         The License Fee shall be payable to:

                         The Vons Companies, Inc.
                         P.O. Box 12109
                         Los Angeles, California  90074-2109

                (ii)     If to SCB, then to:

                         Southern California Bank
                         3800 East La Palma Avenue

                         P.O. Box  19049
                         Anaheim, California  92817-9049
                         Attention:   Mr. David A. McCoy
                                      Executive Vice President


        (b) The names and addresses for the purpose of this Section may be changed by giving written notice of such change in the manner herein provided for giving notice. Unless and until such written notice is actually received, the last name and address stated by written notice or provided herein, if no such written notice of changes has been received, shall be deemed to continue in effect for all purposes hereunder.

38.     ATTORNEY'S FEES; EXPENSES

        If any legal action is instituted under this Agreement, the prevailing party shall be entitled to recover all costs incurred therein or in any ancillary proceeding or on appeal, including, but not limited to, reasonable attorneys' fees and expenses, in addition to any other relief granted.

39.     NONWAIVER OF RIGHTS

        Unless herein expressly proved to the contrary, if either party elects to terminate this Agreement as set forth herein, such election shall not be deemed a waiver of any right which such party may have at law or in equity against the other party for any breach of this Agreement.

40.     INTEREST ON OVERDUE OBLIGATIONS

        Any amount due hereunder which is not paid when due shall bear interest at the "Interest Rate" from the date of delinquency to and including the date of payment. The "Interest Rate" shall mean three (3) percentage points over the discount rate announced from time to time by the Federal Reserve Bank, San Francisco, California. In no event shall the rate of interest hereunder be greater than the highest rate then allowable by law.
 An installment of the License Fee shall be considered past due ten (10) days following notice of nonpayment thereof by VONS to SCB; any other amount required to be paid hereunder shall be considered past due thirty (30) days following notice of nonpayment thereof by the party of whom such payment is due to the other.

41.     RETAIL CLERKS UNION

        VONS employs members of the United Food and Commercial Workers Union (the "Union") for its supermarket operations. Should (i) the Union assert that Section 6 of this Agreement violates VONS' collective bargaining agreement contract with the Union or that any SCB employees, agents, or representative are deemed to be part of VONS' collective bargaining agreement contract with the Union and such assertion is a condition to the negotiation of such collective bargaining agreement or (ii) the Supermarket or Premises FSF be subjected to handbilling, picketing, works stoppages, or other economic action which is directly related to Section 6 of this Agreement or
(iii) any successor union with jurisdiction over VONS' supermarket operations make an assertion similar to that set forth in subsection (i) above, either VONS or SCB shall have the right to terminate this Agreement.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

VONS:                                THE VONS COMPANIES, INC.
                                     a Michigan corporation


                                     By: /s/
                                         -------------------------------
                                     Print Name: Donald J. Howard
                                                 -----------------------
                                     Title: SR. Vice President
                                            ----------------------------



SCB:                                 SOUTHERN CALIFORNIA BANK
                                     a California banking corporation

                                     By: /s/
                                         -------------------------------
                                     Print Name: David A. McCoy
                                                 -----------------------
                                     Title: EVP & COO
                                            ----------------------------

                                  SCHEDULE  "1"

                              LICENSE FEE STRUCTURE

                           Supermarket Banking Facility
                                    Vons #216
                          8010 East Santa Ana Canyon Road
                             Anaheim Hills, California



Vons's Average Customer Count
During Final 12 Weeks of Each
Year of Renewal Terms
                                        ANNUAL LICENSE FEE DURING RENEWAL TERMS

                                        Years       Years
                                        1 & 2      3,4 & 5
                                       of First    of First      Second       Third
                                        Renewal     Renewal      Renewal      Renewal
                                         Term        Term         Term         Term
                                       --------     --------     -------      -------
Less than 10,000 customers per week:   $15,000      $18,000      $23,000   $23,000 plus
                                                                             annual 4%
                                                                             increase

10,000 to 14,999 customers per week:   $18,000      $21,000      $26,000    $26,000 plus
                                                                              annual 4%
                                                                              increase

15,000 to 19,999 customers per week:   $21,000      $24,000      $29,000    $29,000 plus
                                                                              annual 4%
                                                                              increase

20,000 to 24,999 customers per week:   $25,000      $28,000      $33,000    $33,000 plus
                                                                              annual 4%
                                                                              increase

25,000 or more customers per week:     $30,000      $33,000      $38,000    $38,000 plus
                                                                              annual 4%
                                                                              increase